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                            NONCOMPETITION AGREEMENT

     AGREEMENT made and entered into this 21st day of July, 1994 by and between THE EASTERN COMPANY, a Connecticut corporation having its principal office at 112 Bridge Street, Naugatuck, Connecticut 06770 (hereinafter the "Company"), and PRESTOLOCK INTERNATIONAL, LTD., a Michigan corporation having an office at 205 Robin Road, Paramus, New Jersey 07652 (hereinafter "Seller").

                             W I T N E S S E T H :

     WHEREAS, the Company and the Seller have entered into an Asset Purchase Agreement dated July 21, 1994 (the "Purchase Agreement") pursuant to which the Seller is transferring that portion of its assets pertaining to its Padlock Product Line business; and

     WHEREAS, a condition of closing under the Purchase Agreement is that the parties enter into this Noncompetition Agreement on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

     1. Definitions. For purposes of this Agreement:

          (a) the term "Padlock Product Line Business" shall mean the business of manufacturing, assembling, purchasing, designing, marketing and selling wheel-dialed padlocks, gunlocks and deadbolts; and

          (b) all other capitalized terms used herein which have not been defined shall have the same definitions ascribed to them in the Purchase Agreement.

     2. Restrictions Against Competition During the term of this Agreement (such period not to include any period of violation or period of time required for litigation to enforce this covenant), Seller will not, either itself or through any parent, subsidiary or affiliated corporation, joint venture or any entity in which it has a controlling interest, conduct, own, invest in, or otherwise engage in any business (whether by carrying on





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research, development, manufacturing, assembling, marketing, selling or otherwise) in the Territory defined below, which is competitive with the Padlock Product Line Business as heretofore conducted by Seller and as conducted by the Company, nor will it or any of said corporations or other entities render any services to any person or entity engaged in such activities or acquire any direct or indirect interest in such person or entity as a shareholder, principal, agent, trustee, consultant or in any other capacity relating to the Padlock Product Line Business.

          (a) As used herein, the term "Territory" means United States, its territories and possessions, and any other country or independent governmental entity in the world in which the Seller heretofore or the Company may hereafter markets, sells, distributes or has manufactured for its account any products constituting part of the Padlock Product Line.

          (b) Notwithstanding the restrictions set forth above, the Seller directly or indirectly may own, solely as an investment, securities of any public company which directly or indirectly conducts a business engaged in the manufacture or sale of products constituting the Padlock Product Line, if the Seller is not the owner of more than five percent (5%) of the outstanding stock of such company or is otherwise a controlling person, or a member of a group which controls such company.

     3. Term. The term of this Agreement shall commence on the date hereof and shall terminate on December 31, 2000.

     4. Remedies for Breach. The Seller specifically acknowledges the necessity for this noncompetition covenant, given the nature of the Company's business. The parties agree that the remedy at law for any breach or threatened breach of any obligation under this Agreement will be inadequate and in addition to any other rights and remedies to which the Company might be entitled to hereunder, by law or in equity, the Company shall be entitled to injunctive relief or specific performance and (subject to the exception set forth below) reimbursement for all attorney's fees and other expenses incurred in connection with the enforcement hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Seller. The


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foregoing remedies are exclusive of any remedies provided for in the Purchase
Agreement and no limitation of remedies contained in the Purchase Agreement (including the time during which they are available) shall be construed to apply to or limit in any way the remedies available under this Agreement.

     Notwithstanding the foregoing, in the event that a court of competent jurisdiction hearing an action brought by the Company against the Seller under this Agreement determines that the Seller did not violate the restrictions against competition contained in Section 2 above, then the Seller shall be entitled to an award by the court of its costs and expenses, including reasonable attorney's fees, incurred in connection with defending against said action; provided, however, the Seller shall not be entitled to reimbursement for said costs and expenses if it is the successful party in said proceeding by virtue of the court finding that any portion of this Agreement is illegal, invalid or unenforceable or by reason of any provisions in this Agreement being held to be excessively broad as to time, duration, geographical scope, activity or subject.

     5. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

     6. Amendment This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Seller and the Company, or, in the case of a waiver, by or on behalf of the party or parties waiving compliance.

     7. Non-Waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term,

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covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty contained in this Agreement.

     8. Binding Effect. This Agreement and the rights and obligations hereunder shall inure to the benefit of, and be binding upon, the Seller's and the Company's successors and assigns; provided, however, the Seller may not assign any rights hereunder without the consent of the Company. The rights of the Company hereunder shall pass to any successor to its business and affairs by merger, consolidation, acquisition of substantially all of its assets or substantially all of its stock; and further provided the Company may assign this Agreement to a parent, affiliate or subsidiary corporation or to a purchaser of the Padlock Product Line Business.

     9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a local or national courier service, or mailed by registered, certified, or express mail, return receipt requested addressed to the addresses herein designated or to such other address as may be designated in writing by notice given by the party in the same manner as herein specified:

     If to the Seller, at:

          Prestolock International, Ltd.                  FAX:    (810) 433-3172
          Attn: Robert J. Scandalaris, Chairman
          33 Bloomfield Hills Parkway, Suite 155
          Bloomfield Hills, MI 48304

     and a copy to:

          Howard & Howard                                 FAX:    (810) 645-1568
          Attn: Mark A. Davis, Esq.
          The Pinehurst Office Center, Suite 250
          1400 North Woodward Avenue
          Bloomfield Hills, MI 48304-2856

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     It to Company, at:

          The Eastern Company                             FAX:    (203) 723-8653
          Attn: Donald E. Whitmore, Jr., Vice President
          112 Bridge Street
          Naugatuck, CT 06770

     and a copy to:

          Gager & Henry                                   FAX:    (203) 757-7888
          Attn: Curtis V. Titus, Esq.
          One Exchange Place
          P.O. Box 2480
          Waterbury, CT 06722-2480

     10. Captions. The captions contained in this Agreement are for convenient reference only shall not in any way affect the meaning or interpretation of this Agreement.

     11. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the Company and the Seller have caused their respective corporate names to be hereunto subscribed, each by its officer "hereunto duly authorized, as of the day and year first above written.


SELLER:                                      COMPANY:
PRESTOLOCK INTERNATIONAL, LTD.               THE EASTERN COMPANY

By /s/Robert J. Skandalaris                  By /s/Steven G. Sanelli
   ------------------------                     ---------------------
   Robert J. Skandalaris                        Steven G. Sanelli
   Its Chairman                                 Its Vice President



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